Exhibit 3.16

CERTIFICATE OF FORMATION

OF

EATON HYDRAULICS LLC

1. The name of the limited liability company is Eaton Hydraulics LLC.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. This Certificate of Formation shall be effective upon filing with the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Eaton Hydraulics LLC this day of 1st day of August, 2008.

/s/ Donna Fuller
Donna Fuller, Authorized Person

CERTIFICATE OF MERGER

MERGING

EATON HYDRAULICS INC.

INTO

EATON HYDRAULICS LLC

* * * * * * *

Eaton Hydraulics LLC, a limited liability company organized and existing under the laws of Delaware, (the “Company”)

DOES HEREBY CERTIFY:

FIRST: That the Company was formed on August 1, 2008, pursuant to the Limited Liability Company Act of the State of Delaware.

SECOND: That Eaton Hydraulics Inc., a corporation incorporated on March 22, 1963 pursuant to the General Corporation Law of the State of Delaware (the “Merged Corporation”);

THIRD: That the Company, by the following resolutions of its member, duly adopted by written consent of its member on November 28, 2008, determined to and did merge into itself said Merged Corporation:

RESOLVED, that pursuant to Section 18-209 of the Limited Liability Company Act of the State of Delaware the Company merge, and it hereby does merge into itself, the Merged Corporation and assumes all of its obligations;

RESOLVED FURTHER, that the merger will become effective on January 1, 2009 at 12:03 a.m. eastern daylight time; and

RESOLVED FURTHER, that the member and managers of the Company be and he or she is hereby authorized and directed to make and execute a Certificate of Merger setting forth a copy of the resolutions to merge said Merged Corporation with and into the Company and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State of the State of Delaware and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.

FOURTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the member of the Company at any time prior to the time that this merger filed with the Secretary of State becomes effective.

(Signature page follows)

IN WITNESS WHEREOF, said Eaton Hydraulics LLC has caused this Certificate to be signed by its duly authorized officers this 28th day of November, 2008.

EATON HYDRAULICS LLC

By:	/s/ Thomas E. Moran
Thomas E. Moran, Vice President and Secretary

and:	/s/ Ken D. Semelsberger
Ken D. Semelsberger, Vice President and Treasurer

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CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

EATON FILTRATION LLC

INTO

EATON HYDRAULICS LLC

* * * * * * *

Eaton Hydraulics LLC, a limited liability company organized and existing under the laws of Delaware, (the “Company”)

DOES HEREBY CERTIFY:

FIRST: That the Company was formed on August 1, 2008, pursuant to the Limited Liability Company Act of the State of Delaware.

SECOND: That Eaton Filtration LLC, a limited liability company was formed on July 21, 2005 pursuant to the Limited Liability Company Act of the State of Delaware (the “Merged Company”);

THIRD: That the Company, by the following resolutions of its member, duly adopted by written consent of its member on November 28, 2008, determined to and did merge into itself said Merged Company:

RESOLVED, that pursuant to Section 18-209 of the Limited Liability Company Act of the State of Delaware the Company merge, and it hereby does merge into itself, the Merged Company and assumes all of its obligations;

RESOLVED FURTHER, that the merger will become effective on January 1, 2009 at 12:04 a.m. eastern daylight time; and

RESOLVED FURTHER, that the member and managers of the Company be and he or she is hereby authorized and directed to make and execute a Certificate of Merger setting forth a copy of the resolutions to merge said Merged Company with and into the Company and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State of the State of Delaware and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.

FOURTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the member of the Company at any time prior to the time that this merger filed with the Secretary of State becomes effective.

(Signature page follows)

IN WITNESS WHEREOF, said Eaton Hydraulics LLC has caused this Certificate to be signed by its duly authorized officers this 28th day of November, 2008.

EATON HYDRAULICS LLC

By:	/s/ Thomas E. Moran
Thomas E. Moran, Vice President and Secretary

and:	/s/ Ken D. Semelsberger
Ken D. Semelsberger, Vice President
and Treasurer

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State of Delaware

Certificate of Merger of Foreign Corporation

into Domestic Limited Liability Company

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act.

First: The name or the surviving Limited Liability Company is Eaton Hydraulics LLC, a Delaware Limited Liability Company.

Second: The name of the foreign corporation being merged into this surviving Limited Liability Company is Integrated Hydraulics, Inc. The jurisdiction in which the foreign corporation was formed is Ohio.

Third: The Agreement of Merger has been approved and executed by each of the constituent entities.

Fourth: The name of the surviving Limited Liability Company is: Eaton Hydraulics LLC.

Fifth: The merger is to become effective on January 1, 2010.

Sixth: The Agreement of Merger is on file at Baton Corporation, 1111 Superior Avenue, Cleveland, Ohio 44114, a place of business of the surviving Limited Liability Company.

Seventh: A copy of the Agreement of Merger will be furnished by the surviving Limited Liability Company, on request without cost, to any member or stockholder of the constituent entities.

IN WITNESS WHEREOF, said Limited Liability Company has caused this certificate to be signed by an authorized person, this 21st day of December, A.D. 2009.

By:
Authorized Person

Name:	Thomas E. Moran
Print or Type

CERTIFICATE OF MERGER

MERGING

OHIO C.L.C. COMPANY, INC.

(an Ohio corporation)

INTO

EATON HYDRAULICS LLC

(a Delaware limited liability company)

Pursuant to Section 18-209 of the Delaware Limited Liability Company Act (the “Act”) and Section 1701.80 of the Ohio General Corporation Law (the “OGCL”), the undersigned limited liability company executed the following Certificate of Merger for filing and certifies that:

FIRST: The name of the limited liability company is Eaton Hydraulics LLC, a Delaware limited liability company (“Eaton Hydraulics”), and the name of the corporation being merged with and into Eaton Hydraulics is Ohio C.L.C. Company, Inc., an Ohio corporation (“Ohio CLC” and together with Eaton Hydraulics, the “Constituent Companies”).

SECOND: The Agreement of Merger by and between the Constituent Companies has been approved, adopted, certified, executed and acknowledged by Eaton Hydraulics in accordance with Section 18-209(b) of the Act and by Ohio CLC in accordance with Section 1701.80 of the OGCL.

THIRD: The name of the surviving limited liability company is Eaton Hydraulics LLC, a Delaware limited liability company.

FOURTH: The certificate of formation of Eaton Hydraulics in effect immediately prior to the merger shall be the certificate of formation of the surviving limited liability company.

FIFTH: The merger shall become effective on June 1, 2012 at 12:03 a.m. Eastern Daylight Time.

SIXTH: The executed Agreement of Merger is on file at the principal place of business of the surviving limited liability company, which is 1111 Superior Avenue, Cleveland, Ohio 44114.

SEVENTH: A copy of the Agreement of Merger will be furnished by the surviving limited liability company on request and without cost to any member or stockholder of the Constituent Companies.

(Signature page follows)

IN WITNESS WHEREOF, the surviving limited liability company has caused this Certificate of Merger to be signed by its duly authorized officers this 30th day of May, 2012.

EATON HYDRAULICS LLC

By:	/s/ Thomas E. Moran
Name: Thomas E. Moran
Title: Vice President and Secretary

and:	/s/ David B. Foster
Name: David B. Foster
Title: Vice President and Treasurer

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CERTIFICATE OF MERGER

MERGING

BEGEROW USA INC.

(a Delaware corporation)

INTO

EATON HYDRAULICS LLC

(a Delaware limited liability company)

Pursuant to Section 18-209 of the Delaware Limited Liability Company Act (the “Act”) and Section 264 of the General Corporation Law of the State of Delaware (the “DGCL”), the undersigned limited liability company executed the following Certificate of Merger for filing and certifies that:

FIRST: The name of the limited liability company is Eaton Hydraulics LLC, a Delaware limited liability company (“Eaton Hydraulics”), and the name of the corporation being merged with and into Eaton Hydraulics is Begerow USA Inc., a Delaware corporation (“Begerow” and together with Eaton Hydraulics, the “Constituent Companies”).

SECOND: The Agreement of Merger Agreement by and between the Constituent Companies has been approved, adopted, certified, executed and acknowledged by Eaton Hydraulics in accordance with Section 18-209 of the Act and by Begerow in accordance with Section 264 of the DGCL.

THIRD: The name of the surviving limited liability company is Eaton Hydraulics LLC, a Delaware limited liability company.

FOURTH: The certificate of formation of Eaton Hydraulics in effect immediately prior to the merger shall be the certificate of formation of the surviving limited liability company.

FIFTH: The merger shall become effective on June 1, 2012 at 12:03 a.m. Eastern Daylight Time.

SIXTH: The executed Agreement of Merger is on file at the principal place of business of the surviving limited liability company, which is 1111 Superior Avenue, Cleveland, Ohio 44114.

SEVENTH: A copy of the Agreement of Merger will be furnished by the surviving limited liability company on request and without cost to any member or stockholder of the Constituent Companies.

(Signature page follows)

IN WITNESS WHEREOF, the surviving limited liability company has caused this Certificate of Merger to be signed by its duly authorized officers this 30th day of May, 2012.

EATON HYDRAULICS LLC

By:	/s/ Thomas E. Moran
Name: Thomas E. Moran
Title: Vice President and Secretary

and:	/s/ David B. Foster
Name: David B. Foster
Title: Vice President and Treasurer

2

CERTIFICATE OF MERGER

MERGING

ATICO-INTERNORMEN-FILTER, INC.

(an Ohio corporation)

INTO

EATON HYDRAULICS LLC

(a Delaware limited liability company)

Pursuant to Section 18-209 of the Delaware Limited Liability Company Act (the “Act”) and Section 1701.80 of the Ohio General Corporation Law (the “OGCL”), the undersigned limited liability company executed the following Certificate of Merger for filing and certifies that:

FIRST: The name of the limited liability company is Eaton Hydraulics LLC, a Delaware limited liability company (“Eaton Hydraulics”), and the name of the corporation being merged with and into Eaton Hydraulics is Atico-Internormen-Filter, Inc., an Ohio corporation (“Internormen” and, together with Eaton Hydraulics, the “Constituent Companies”).

SECOND: The Agreement of Merger by and between the Constituent Companies has been approved, adopted, certified, executed and acknowledged by Eaton Hydraulics in accordance with Section 18-209 of the Act and by Internormen in accordance with Section 1701.80 of the OGCL.

THIRD: The name of the surviving limited liability company is Eaton Hydraulics LLC, a Delaware limited liability company.

FOURTH: The certificate of formation of Eaton Hydraulics in effect immediately prior to the merger shall be the certificate of formation of the surviving limited liability company.

FIFTH: The merger shall become effective on July 1, 2012 at 12:03 a.m. Eastern Daylight Time.

SIXTH: The executed Agreement of Merger is on file at the principal place of business of the surviving limited liability company, which is 1111 Superior Avenue, Cleveland, Ohio 44114.

SEVENTH: A copy of the Agreement of Merger will be furnished by the surviving limited liability company on request and without cost to any member or stockholder of the Constituent Companies.

(Signature page follows)

IN WITNESS WHEREOF, the surviving limited liability company has caused this Certificate of Merger to be signed by its duly authorized officers this 29th day of May, 2012.

EATON HYDRAULICS LLC

By:	/s/ Thomas E. Moran
Name: Thomas E. Moran Title: Vice President and Secretary

and:	/s/ David B. Foster
Name: David B. Foster
Title: Vice President and Treasurer

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